Exhibit 99.1

INSPIRED REPORTS THIRD QUARTER 2024 RESULTS

●	Third Quarter Revenue of $78.0 million, driven primarily by record Interactive revenue, up 40% year-over-year
●	Third Quarter Net Income of $3.4 million
●	Third Quarter Adjusted EBITDA of $30.1 million, up 13% from 2023 and driven by record Interactive Adjusted EBITDA, up 47% year-over-year
●	Appoints James Richardson as new Chief Financial Officer, effective January 1st, 2025

New York, New York, November 7, 2024 - Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware and services, today reported financial results for the three-month period ended September 30, 2024.

“Our third quarter results demonstrate the resilience of our diversified business model and our ability to successfully execute across our business segments,” said Lorne Weil, Executive Chairman of Inspired. “Interactive continues to be a standout performer with revenue growing 40% year-over-year and EBITDA increasing 47%, driven by strong growth across key markets including the UK, North America, and mainland Europe. The segment’s EBITDA margin expanded to 67.6%, reflecting the operating leverage inherent in our digital business model. We’re particularly encouraged by the substantial progress we’ve made in our Hybrid Dealer rollout strategy, successfully launching our MGM Bonus City game with BetMGM in Michigan and achieving a significant milestone with the commitment to our revolutionary Hybrid Dealer Roulette game in Canada by Loto-Québec. Moreover, our strategic partnership with FanDuel to integrate our Hybrid Dealer suite and develop content that is proprietary to FanDuel represents another major step forward in our North American expansion strategy.

“In our Gaming segment, we’re seeing positive momentum from our operational initiatives, with EBITDA increasing 29% year-over-year despite more modest revenue growth, due to an improvement in our revenue mix for the quarter. We continue to execute on the opportunities before us in our Gaming segment, as exemplified by our major contract with Mecca Bingo to supply 170 state-of-the-art gaming machines through a five-year agreement. This follows our previously announced William Hill partnership, where we’re proceeding with plans to deploy 5,000 new Vantage cabinets, the installation of which has begun and will be complete by the end of the first quarter, setting a foundation for growth in 2025 as these next-gen terminals have proven to drive consistent double-digit growth.

“While Virtual Sports faced continued headwinds from a key customer, we’re seeing encouraging trends in the broader business with high single-digit revenue growth in the rest of the customer base driven by online performance. Despite the near-term challenges, we remain confident in the long-term growth trajectory of this high-margin business. The business continues to generate industry-leading margins of nearly 79% as we invest in strategic growth initiatives, particularly in Brazil, where we’re dedicating resources to capitalize on this significant market opportunity. We’re particularly excited about our new licensing agreement with the National Hockey League, which enhances our growing portfolio of major sports partnerships alongside the NFL and NBA. This agreement allows us to develop innovative interactive Virtual Sports games featuring NHL branding, further strengthening our offering in the North American and European markets.

“In our Leisure segment, we delivered 5% revenue growth and a meaningful improvement in EBITDA margin to 30.6%. Our holiday park business showed steady growth with new site additions contributing to performance.

“Lastly, we are thrilled to welcome James Richardson to the Inspired Entertainment team. James’s extensive background in financial management and his proven track record of driving growth and operational excellence make him an ideal fit for our company as we continue to execute our strategic initiatives and deliver value to our shareholders.

“Looking ahead, we remain focused on executing our strategic priorities: expanding our digital businesses, optimizing our land-based operations, and investing in new market opportunities. The strong performance of Interactive, improving profitability in Gaming, and our ongoing investments in Virtual Sports content and new markets give us confidence in our ability to drive sustainable growth and shareholder value creation.”

Recent Business Highlights

●	Subsequent to quarter-end, announced a licensing agreement with the National Hockey League (“NHL”) granting Inspired rights to develop interactive, fixed odds Virtual Sports games, featuring the NHL logo and NHL Club jerseys and names.
●	Subsequent to quarter-end, announced revolutionary Hybrid Dealer Roulette game in Canada with Loto-Québec that is expected to be delivered in the fourth quarter of 2024.
●	Subsequent to quarter-end, announced a long-term extension of its Virtual Sports partnership with OPAP, Greece’s leading gaming company, and will upgrade 4,000 Video Lottery Terminals (“VLTs”).
●	Subsequent to quarter-end, announced a strategic partnership with FanDuel to integrate Inspired’s innovative Hybrid Dealer suite of content and develop a bespoke game tailored specifically for FanDuel’s audience.

Summary of Third Quarter 2024 Segment Financial Results

(unaudited)

	Three Months Ended September 30,		Reported Variance	Currency Movement 2024[2]	Functional Currency Variance
(In $ millions)	2024	2023	%	$	%
Total Revenue
Gaming (excl. Low Margin Hardware Sales)	$23.3	$22.4	4%	$0.6	2%
Virtual Sports	11.2	13.4	(16)%	0.3	(19)%
Interactive	10.2	7.3	40%	0.2	37%
Leisure	33.3	31.7	5%	0.9	2%

Total Company Revenue (excl. Low Margin Gaming Hardware Sales)	$78.0	$74.8	4%	$2.0	2%
Low Margin Gaming Hardware Sales	—	22.7	(100)%	—	(100)%
Total Company Revenue (incl. Low Margin Gaming Hardware Sales)	$78.0	$97.5	(20)%	$2.0	(22)%
Net operating income	11.9	12.2	(2)%	0.1	(3)%
Net income	3.4	3.4	0%	(0.6)	18%
Net income per basic share	$0.12	$0.12	(1)%	NM3	22%
Net income per diluted share	$0.12	$0.12	(1)%	NM3	23%

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Gaming	$10.7	$8.3	29%	0.8	19%
Virtual Sports	8.8	11.7	(25)%	0.2	(26)%
Interactive	6.9	4.7	47%	0.1	45%
Leisure	10.2	8.7	17%	0.0	18%
Corporate	(6.5)	(6.7)	3%	(0.1)	5%

Total Company Adjusted EBITDA[1]	$30.1	$26.7	13%	$1.0	9%
Adjusted EBITDA Margin[1]	39%	27%
Adjusted EBITDA Margin (Excl. Low Margin Gaming Hardware Sales	39%	36%

Adjusted net income[1]	$6.0	$4.9	22%	0.2	18%
Adjusted net income per diluted share	$0.21	$0.17	24%	NM3	23%

1 Reconciliation to US GAAP shown below.

2 Currency movement calculated by translating 2024 and 2023 performances at 2023 exchange rates.

3 Percentage/dollar change is not meaningful.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including Adjusted EBITDA, to analyze our operating performance. We use these financial measures to manage our business on a day-to-day basis. We believe that these measures are also commonly used in our industry to measure performance. For these reasons, we believe that these non-GAAP financial measures provide expanded insight into our business, in addition to standard U.S. GAAP financial measures. There are no uniform rules for defining and using non-GAAP financial measures, and as a result the measures we use may not be comparable to measures used by other companies, even if they have similar labels. The presentation of non-GAAP financial information should not be considered in isolation from, as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. You should consider our non-GAAP financial measures in conjunction with our U.S. GAAP financial statements.

We define our non-GAAP financial measures as follows:

EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional exclusions and adjustments (see Adjusted EBITDA reconciliation table). Such additional excluded amounts include stock-based compensation U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business.

We believe Adjusted EBITDA, when considered along with other performance measures, is a particularly useful performance measure, because it focuses on certain operating drivers of the business, including sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe Adjusted EBITDA can provide a more complete understanding of our operating results and the trends to which we are subject, and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss, because it does not take into account certain aspects of our operating performance (for example, it excludes non-recurring gains and losses which are not deemed to be a normal part of underlying business activities). Our use of Adjusted EBITDA may not be comparable to the use by other companies of similarly termed measures. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating our operating performance. In addition, capital expenditures, which affect depreciation and amortization, interest expense, and income tax benefit (expense), are evaluated separately by management.

Adjusted Net Income is defined as net income (loss) excluding the effects of certain exclusions and adjustments. Such excluded amounts include income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business. These items have been adjusted to reflect the tax impact from excluding them from net income (loss).

Adjusted Net Income per diluted share is computed by dividing the Adjusted Net Income by the weighted-average number of common shares outstanding during the period, including the effects of any potentially dilutive securities, including RSUs, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method, unless the inclusion would be anti-dilutive.

Functional Currency at Constant rate. Currency impacts shown have been calculated as the current-period average GBP:USD rate less the equivalent average rate in the prior year quarter, multiplied by the current period amount in our functional currency (GBP). The remaining difference, referred to as functional currency at constant rate, is calculated as the difference in our functional currency, multiplied by the prior year quarter average GBP: USD rate, as a proxy for functional currency at constant rate movement.

Currency Movement represents the difference between the results in our reporting currency (USD) and the results on a functional currency at constant rate basis.

Reconciliations from net income (loss), as shown in our Consolidated Statements of Operations and Comprehensive Loss, to Adjusted EBITDA are shown below.

Conference Call and Webcast

Inspired management will host a conference call and simultaneous webcast at 8:00 a.m. ET / 1:00 p.m. UK on Friday, November 8, 2024 to discuss the financial results and general business trends.

Telephone: The dial-in number to access the call live is 1-800-715-9871 (US) or 1-646-307-1963 (International). Participants should ask to be joined into the Inspired Entertainment call.

Webcast: A live audio-only webcast of the call can be accessed through the “Events and Presentations” page of the Company’s website at www.inseinc.com under the Investors link. Please follow the registration prompts.

Replay: A replay of the webcast will be available on the Company’s website at www.inseinc.com.

About Inspired Entertainment, Inc.

Inspired offers an expanding portfolio of content, technology, hardware and services for regulated gaming, betting, lottery, social and leisure operators across retail and mobile channels around the world. The Company’s gaming, virtual sports, interactive and leisure products appeal to a wide variety of players, creating new opportunities for operators to grow their revenue. The Company operates in approximately 35 jurisdictions worldwide, supplying gaming systems with associated terminals and content for approximately 50,000 gaming machines located in betting shops, pubs, gaming halls and other route operations; virtual sports products through more than 32,000 retail venues and various online websites; interactive games for 170+ websites; and a variety of amusement entertainment solutions with a total installed base of more than 16,000 terminals. Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to bring certain of our products to customers in the various markets in which we operate and execute on our strategic plan, statements regarding expectations with respect to potential new customers and statements regarding our anticipated financial performance. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date. You are advised to review carefully the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Investors

IR@inseinc.com

+1 (646) 277-1285

For Press and Sales

inspiredsales@inseinc.com

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in millions, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Service	$73.8	$70.7	$196.7	$195.7
Product sales	4.2	26.8	20.0	46.1
Total revenue	78.0	97.5	216.7	241.8

Cost of sales:
Cost of service (1)	(20.7)	(21.4)	(55.6)	(56.9)
Cost of product sales (1)	(2.7)	(26.7)	(13.0)	(41.8)
Selling, general and administrative expenses	(31.4)	(26.9)	(96.4)	(82.7)
Depreciation and amortization	(11.3)	(10.3)	(31.8)	(29.8)
Net operating income	11.9	12.2	19.9	30.6

Other expense
Interest expense, net	(7.6)	(6.9)	(20.9)	(20.5)
Other finance income	0.1	0.1	0.3	0.3
Total other expense, net	(7.5)	(6.8)	(20.6)	(20.2)

Net income (loss) before income taxes	4.4	5.4	(0.7)	10.4
Income tax (expense) benefit	(1.0)	(2.0)	0.4	(2.8)
Net income (loss)	3.4	3.4	(0.3)	7.6

Other comprehensive (loss)/income:
Foreign currency translation (loss) gain	(6.3)	3.6	(5.5)	(2.0)
Reclassification of loss on hedging instrument to comprehensive income	—	—	—	0.3
Actuarial gains on pension plan	0.3	0.2	0.9	0.7
Other comprehensive (loss) income	(6.0)	3.8	(4.6)	(1.0)

Comprehensive (loss) income	$(2.6)	$7.2	$(4.9)	$6.6

Net income per common share – basic	$0.12	$0.12	$(0.01)	$0.27
Net income per common share – diluted	$0.12	$0.12	$(0.01)	$0.26

Weighted average number of shares outstanding during the period – basic	28,496,801	28,104,365	28,524,762	28,088,901
Weighted average number of shares outstanding during the period – diluted	29,188,787	29,105,267	28,524,762	29,149,285

Supplemental disclosure of stock-based compensation expense
Stock-based compensation included in:
Selling, general and administrative expenses	$(1.8)	$(3.3)	$(5.7)	$(9.3)

(1)	Excluding depreciation and amortization

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Cash	$35.7	$40.0
Restricted cash	0.8	—
Accounts receivable, net	47.2	40.6
Inventory	31.6	32.3
Prepaid expenses and other current assets	50.1	39.6
Total current assets	165.4	152.5

Property and equipment, net	64.4	62.8
Software development costs, net	24.2	21.8
Other acquired intangible assets subject to amortization, net	17.2	13.4
Goodwill	61.9	58.8
Operating lease right of use asset	18.2	14.2
Costs of obtaining and fulfilling customer contracts, net	11.7	9.4
Other assets	25.6	8.0
Total assets	$388.6	$340.9

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$60.4	$60.8
Corporate tax and other current taxes payable	7.0	6.3
Deferred revenue, current	5.6	5.6
Operating lease liabilities	5.3	4.7
Current portion of long-term debt	20.1	19.1
Current portion of finance liabilities	7.8	0.7
Other current liabilities	3.1	3.5
Total current liabilities	109.3	100.7

Long-term debt	312.4	295.6
Finance lease liabilities, net of current portion	16.6	1.6
Deferred revenue, net of current portion	12.0	7.1
Operating lease liabilities	13.4	9.8
Other long-term liabilities	3.2	4.1
Total liabilities	466.9	418.9

Commitments and contingencies

Stockholders’ deficit
Preferred stock; $0.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively.	—	—
Common stock; $0.0001 par value; 49,000,000 shares authorized; 26,574,804 shares and 26,219,021 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Additional paid in capital	390.7	386.1
Accumulated other comprehensive income	39.9	44.5
Accumulated deficit	(508.9)	(508.6)
Total stockholders’ deficit	(78.3)	(78.0)
Total liabilities and stockholders’ deficit	$388.6	$340.9

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(0.3)	$7.6
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	31.8	29.8
Amortization of right of use asset	3.3	2.8
Stock-based compensation expense	5.7	9.3
Reclassification of loss on hedging instrument to comprehensive income	—	0.5
Non-cash interest expense relating to senior debt	0.7	1.0
Changes in assets and liabilities:
Accounts receivable	(4.4)	11.7
Inventory	2.3	(9.4)
Prepaid expenses and other assets	(3.0)	(5.0)
Corporate tax and other current taxes payable	(4.0)	(9.6)
Accounts payable and accrued expenses	(7.9)	4.6
Deferred revenue and customer prepayment	3.9	2.9
Operating lease liabilities	(3.1)	(2.8)
Other long-term liabilities	(0.2)	(0.4)
Net cash provided by operating activities	24.8	43.0

Cash flows from investing activities:
Purchases of property and equipment	(11.7)	(20.1)
Acquisition of third-party company trade and assets	—	(0.6)
Purchases of capital software and internally developed costs	(9.2)	(11.0)
Contract cost expense	(8.6)	(7.7)
Net cash used in investing activities	(29.5)	(39.4)

Cash flows from financing activities:
Repurchase of common stock	—	(1.6)
Repayments of finance leases	(0.4)	(1.0)
Net cash used in financing activities	(0.4)	(2.6)

Effect of exchange rate changes on cash	1.6	0.4
Net (decrease) increase in cash	(3.5)	1.4
Cash, beginning of period	40.0	25.0
Cash and restricted cash, end of period	$36.5	$26.4

Components of cash and restricted cash
Cash	35.7	26.4
Restricted cash	0.8	-
Total cash and restricted cash, end of period	$36.5	$26.4

Supplemental cash flow disclosures
Cash paid during the period for interest	$12.8	$12.1
Cash paid during the period for income taxes	$2.5	$4.8
Cash paid during the period for operating leases	$7.2	$4.9

Supplemental disclosure of non-cash investing and financing activities
Lease liabilities arising from obtaining right of use assets	$(6.4)	$(0.4)
Property and equipment acquired through finance lease	$21.9	$1.2
Additional paid in capital from net settlement of RSUs	$(0.8)	$(1.3)

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA RECONCILIATION BY SEGMENT

(in millions)

(Unaudited)

Three Months Ended September 30, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$4.4	$7.4	$5.5	$6.9	$(20.8)	$3.4
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.3	0.3

Items outside the normal course of business:
Costs of group restructure	1.2	—	—	—	0.7	1.9
Costs of group restatement	—	—	—	—	2.9	2.9

Stock-based compensation expense	0.1	0.1	0.1	0.2	1.3	1.8
Depreciation and amortization	5.0	1.3	1.3	3.1	0.6	11.3
Interest expense, net	—	—	—	—	7.6	7.6
Other finance income	—	—	—	—	(0.1)	(0.1)
Income tax	—	—	—	—	1.0	1.0
Adjusted EBITDA	$10.7	$8.8	$6.9	$10.2	$(6.5)	$30.1

Adjusted EBITDA	£8.1	£6.8	£5.3	£7.9	£(5.0)	£23.1

Exchange rate - $ to £						1.30

Three Months Ended September 30, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total
(In millions)
Net income (loss)	$2.8	$10.8	$3.7	$5.5	$(19.4)	$3.4
Items Relating to Discontinued Activities
Pension charges	—	—	—	—	0.2	0.2

Items Relating to Discontinued Activities
Costs of group restructure	—	—	—	—	0.7	0.7

Stock-based compensation expense	0.4	0.2	0.1	0.2	2.4	3.3
Depreciation and amortization	5.1	0.7	0.9	3.0	0.6	10.3
Interest expense, net	—	—	—	—	6.9	6.9
Other finance income	—	—	—	—	(0.1)	(0.1)
Income tax	—	—	—	—	2.0	2.0
Adjusted EBITDA	$8.3	$11.7	$4.7	$8.7	$(6.7)	$26.7

Adjusted EBITDA	£6.8	£9.2	£3.7	£6.7	£(5.3)	£21.1

Exchange rate - $ to £						1.27

Nine Months Ended September 30, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$13.6	$23.8	$13.4	$8.6	$(59.7)	$(0.3)
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.9	0.9

Items outside the normal course of business:
Costs of group restructure	1.5	—	—	—	1.3	2.8
Costs of group restatement	—	—	—	—	10.7	10.7

Stock-based compensation expense	0.5	0.3	0.3	0.4	4.2	5.7
Depreciation and amortization	12.7	4.7	3.7	9.1	1.6	31.8
Interest expense, net	—	—	—	—	20.9	20.9
Other finance income	—	—	—	—	(0.3)	(0.3)
Income tax	—	—	—	—	(0.4)	(0.4)
Adjusted EBITDA	$28.3	$28.8	$17.4	$18.1	$(20.8)	$71.8

Adjusted EBITDA	£21.7	£22.4	£13.4	£14.1	£(15.6)	£56.0

Exchange rate - $ to £						1.28

Nine Months Ended September 30, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total
(In millions)
Net income (loss)	$13.9	$34.6	$8.5	$6.3	$(55.7)	$7.6
Items Relating to Discontinued Activities
Pension charges	—	—	—	—	0.6	0.6

Items outside the normal course of business:
Costs of group restructure	—	—	—	—	3.7	3.7

Stock-based compensation expense	1.1	0.6	0.4	0.7	6.5	9.3
Depreciation and amortization	14.2	2.3	2.5	9.1	1.7	29.8
Interest expense, net	—	—	—	—	20.5	20.5
Other finance income	—	—	—	—	(0.3)	(0.3)
Income tax	—	—	—	—	2.8	2.8
Adjusted EBITDA	$29.2	$37.5	$11.4	$16.1	$(20.2)	$74.0

Adjusted EBITDA	£23.7	£30.1	£9.1	£12.6	£(16.1)	£59.4

Exchange rate - $ to £						1.24

ADJUSTED NET INCOME RECONCILIATION

(in millions, except share data)

(Unaudited)

	For the Three-Month Period ended		For the Nine-Month Period ended
	Sep 30,	Sep 30,	Sep 30,	Sep 30,
(In millions)	2024	2023	2024	2023
Net income (loss)	$3.4	$3.4	$(0.3)	$7.6
Items Relating to Legacy Activities:
Pension charges	0.3	0.2	0.9	0.6

Items outside the normal course of business:
Cost of group restructure	1.9	0.7	2.8	3.7
Cost of group restatement	2.9	—	10.7	—
Stock-based Compensation related to group restructure	—	—	—	0.7

Upfront recognition of Stock-based Compensation expense	—	—	—	0.4
Effect of exchange rates on cash	(2.0)	1.0	(1.6)	(0.5)
Mark to market movement on currency deals	(0.4)	(0.3)	(0.5)	(0.2)
Other finance income	(0.1)	(0.1)	(0.3)	(0.3)
Tax Impact	—	—	0.1	—
Adjusted Net Income	$6.0	$4.9	$11.8	$12.0

Adjusted Net Income	£4.6	£3.9	£9.2	£9.6

Exchange Rate - $ to £	1.30	1.27	1.28	1.25

Weighted average number of shares outstanding– diluted	29,188,787	29,105,267	29,172,000	29,149,285

Adjusted Net Income per diluted share	$0.21	$0.17	$0.40	$0.41

PRO-RATED SEGMENT ADJUSTED EBITDA CONTRIBUTION

(in millions)

(Unaudited)

Three Months Ended September 30, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$23.3	$11.2	$10.2	$33.3	$—	$78.0

Segment % of Total Revenue	29.9%	14.3%	13.1%	42.7%		100.0%

Adjusted EBITDA	$10.7	$8.8	$6.9	$10.2	$(6.5)	$30.1
Corporate allocation(1)	(1.9)	(0.9)	(0.9)	(2.8)	6.5	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$8.8	$7.9	$6.0	$7.4	$—	$30.1

Segment Contribution to Adjusted EBITDA	29.2%	26.3%	19.9%	24.6%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Three Months Ended September 30, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Adjusted Revenue	$22.4	$13.4	$7.3	$31.7	$—	$74.8

Segment % of Total Adjusted Revenue	29.9%	17.9%	9.8%	42.4%		100.0%

Adjusted EBITDA	$8.3	$11.7	$4.7	$8.7	$(6.7)	$26.7
Corporate allocation(1)	(2.0)	(1.2)	(0.6)	(2.9)	6.7	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$6.3	$10.5	$4.1	$5.8	$—	$26.7

Segment Contribution to Adjusted EBITDA	23.6%	39.3%	15.4%	21.7%		100.0%

(1)	Corporate allocation pro-rated by segment % of total Adjusted Revenue contribution

Nine Months Ended September 30, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$74.4	$35.3	$27.7	$79.3	$—	$216.7

Segment % of Total Revenue	34.3%	16.3%	12.8%	36.6%		100.0%

Adjusted EBITDA	$28.3	$28.8	$17.4	$18.1	$(20.8)	$71.8
Corporate allocation(1)	(7.1)	(3.4)	(2.7)	(7.6)	(20.8)	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$21.2	$25.4	$14.7	$10.5	$—	$71.8

Segment Contribution to Adjusted EBITDA	29.5%	35.4%	20.5%	14.6%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Nine Months Ended September 30, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Adjusted Revenue	$76.2	$43.3	$19.9	$75.3	$—	$214.7

Segment % of Total Adjusted Revenue	35.5%	20.1%	9.3%	35.1%		100.0%

Adjusted EBITDA	$29.2	$37.5	$11.4	$16.1	$(20.2)	$74.0
Corporate allocation(1)	(7.2)	(4.1)	(1.8)	(7.1)	20.2	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$22.0	$33.4	$9.6	$9.0	$—	$74.0

Segment Contribution to Adjusted EBITDA	29.8%	45.1%	12.9%	12.2%		100.0%

(1)	Corporate allocation pro-rated by segment % of total Adjusted Revenue contribution